DUE ON DEMAND PROMISSORY NOTE

Amount of Note: $25,000.00	Date: February 1,2007

For value received, the undersigned, Commercial E-Waste Management, Inc. (the "Borrower"), at 2510 Northland Drive, Mendota Heights. MN 55120, promises to pay to the order of Lynn-Cole Capital (the "Lender"), at 14835 E. Shea Blvd., Fountain Hills, Arizona 85268, (or at such other place as the Lender may designate in writing) the sum of $25,000.00 with interest from February 1, 2007 on the unpaid principal at an annual rate of 10.50 percent. The unpaid principal and accrued interest shall be payable in full on February 1, 2008 (the "Due Date"). Unpaid principal after the Due Date shall accrue interest at an annual rate of 15.00 percent until paid.

All payments on this Note shall be paid in the legal currency of the United States and applied first in payment of accrued interest and any remainder in payment of principal. This Note may be prepaid (in whole or in part) prior to the Due Date with no prepayment penalty.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice: 1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date; 2) the death of the Borrower or Lender; 3) the filing of bankruptcy proceedings involving the Borrower as a debtor:, 4) the application for the appointment of II receiver for the Borrower, 5) the making of a general assignment for the benefit of the Borrower's creditors; 6) the insolvency of the Borrower; or 7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

If any payment obligation under this Note is not paid when due, the Borrower shall be obligated to pay all costs of collection, including reasonable attorney fees, whether or not II lawsuit is commenced as part of the collection process. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by the Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Arizona. If anyone or more of the provisions of this Note are determined to be unenforceable in whole or in part for any reason, the remaining provisions shall remain fully operative.

Signed this 1st day of February, 2007, at Scottsdale, Arizona.

Borrower:

/s/ Brenda Pfeifer

Brenda Pfeifer, President

Commercial E-Waste Management, Inc.